Exhibit 99.B-10


           S U T H E R L A N D,  A S B I L L  &  B R E N N A N  LLP
                    Atlanta o Austin o New York o Washington



1275 Pennsylvania Avenue, N.W.                            Tel: (202) 383-0100
Washington, DC 20004-1404                                 Fax: (202) 637-3593





                               November 6, 1997





Board of Trustees
GE Institutional Funds
3003 Summer Street
Stamford, CT 06905

            RE: Registration Statements on Form N-1A
                (File Nos. 333-29337, 811-08257)
                -------------------------------------

Trustees:

     We have acted as counsel to GE Institutional Funds (the "Trust"), a business trust organized under the laws of the State of Delaware, in connection with its registration as an open-end management investment company under the Investment Company Act of 1940, as amended, and in connection with its registration of an indefinite number of shares of beneficial interest in the Trust (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act"). In this connection, we have prepared the initial registration statement and pre-effective amendment number one to the registration statement filed by you and pre-effective amendment number two to the registration statement to be filed by you with the Securities and Exchange Commission on Form N-1A (File Nos. 333-29337, 811-08257) (collectively, the "registration statements"). We also are familiar with the actions taken by you by unanimous written consent on August 29, 1997 and at the board of trustees meeting on September 10, 1997 in connection with the authorization, issuance and sale of the Shares.

     We have examined such Trust records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to the original documents of all copies submitted to us. As to certain questions of fact material to our opinion, we have relied upon statements of officers of the Trust and upon representations of the Trust made in the registration statements.

Board of Trustees
November 6, 1997
Page 2

     Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in the manner described in the registration statements, will be legally issued, fully paid and non-assessable.

     We are attorneys licensed to practice only in the State of Georgia and the District of Columbia.

     We hereby consent to the reference to our name in the prospectuses and statement of additional information filed as part of the registration statements. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                           Very truly yours,

                           SUTHERLAND, ASBILL & BRENNAN LLP



                           By:  /s/ Stephen E. Roth
                                -----------------------------------------
                                    Stephen E. Roth